                                                                      EXHIBIT 3E










                              AMENDED AND RE-STATED

                                     BY-LAWS

                                       OF

                              UNITRODE CORPORATION

                                        A

                              MARYLAND CORPORATION


                      (As adopted by the Board of Directors
                       at a meeting held November 30, 1988
                          and amended at meetings held
                          April 30, 1990, June 5, 1990,
                              February 25, 1991 and
                                March 23, 1998.)





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                                TABLE OF CONTENTS
                                -----------------



                                                                           Page
                                                                           ----

ARTICLE I         RESIDENT AGENT AND OFFICERS                                 1

ARTICLE II        DIRECTORS AND OFFICERS                                      2

     Section 1    Function of Directors                                       2
     Section 2    Number of Directors                                         2
     Section 3    Qualification of Directors                                  2
     Section 4    Election and Tenure of Directors                            2
     Section 5    Directors Holding Over                                      3
     Section 6    Removal of Director                                         3
     Section 7    Vacancy on Board                                            4
     Section 8    Action by Directors                                         4
     Section 9    Meetings of Directors                                       5
     Section 10   Executive and Other Committees                              6
     Section 11   Officers                                                    6
     Section 12   Election, Tenure and Removal of Officers                    7
     Section 13   Powers and Duties of Officers and Agents                    7
     Section 14   Holding More Than One Office                               10

ARTICLE III       STOCKHOLDERS                                               10

     Section 1    Annual Meeting                                             10
     Section 2    Special Meeting                                            10
     Section 3    Place of Meeting                                           11
     Section 4    Notice of Meeting, Waiver of Notice                        11
     Section 5    Quorum; Voting                                             12
     Section 6    General Right to Vote; Proxies                             12
     Section 7    Voting by Certain Holders of Stock                         13
     Section 8    Voting of Stock Held by Corporation                        14
     Section 9    Record Date and Closing of Transfer Books                  15
     Section 10   Voting Rights of Certain Control Shares                    16
     Section 11   Nominations and Stockholder Business                       16

ARTICLE IV        STOCK                                                      19

     Section 1    Stock Ledger                                               19
     Section 2    Issuance of Stock Certificate                              20
     Section 3    Contents of Stock Certificate                              20
     Section 4    Signature and Seal on Certificates of Stock                21
     Section 5    Lost Stock Certificate                                     21
     Section 6    Issuance of Stock and Convertible Securities               21
     Section 7    Preemptive Rights                                          21

ARTICLE V         DIVIDENDS                                                  22

ARTICLE VI        BOOKS AND RECORDS                                          22



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ARTICLE VII       INDEMNIFICATION                                            23

ARTICLE VIII      GENDER                                                     24

ARTICLE IX        AMENDMENTS TO BY-LAWS                                      24




                                      iii
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                                     BY-LAWS
                                       OF
                              UNITRODE CORPORATION


                                    ARTICLE I

                           RESIDENT AGENT AND OFFICES




         Unitrode Corporation (the "Corporation") shall have: (1) A principal office in the State of Maryland; and (2) At least one resident agent who shall be either: (i) A citizen of the state of Maryland who resides there; or (ii) A Maryland corporation. The Corporation may designate or change its resident agent or principal office by resolution of its Board of Directors which authorizes the designation or change. Until changed by the Board of Directors in accordance with the provisions of this Article, the principal office of the Corporation in the state of Maryland shall be in the City of Baltimore. The Corporation may have such other office or offices in such other place or places of business as the business of the Corporation may require and as the Board of Directors from time to time may determine. The original or a certified copy of these by-laws, including any amendments to them, shall be kept at the Corporation's principal office in the State of Maryland.



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                                   ARTICLE II

                             DIRECTORS AND OFFICERS

     Section 1. FUNCTION OF DIRECTORS

     (a) MANAGEMENT. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

     (b) POWER OF BOARD. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the charter or by-laws of the Corporation.

     Section 2. NUMBER OF DIRECTORS

     (a) MINIMUM NUMBER. The Corporation shall have at least three directors at all times.

     (b) CHARTER PROVISION. Subject to the provisions of subsection (a) of this section, the Corporation shall have the number of Directors provided in its charter until changed by these by-laws.

     (c) BY-LAWS PROVISION. Subject to the provisions of subsection (a) of this section, a majority of the entire Board of Directors may increase or decrease the number of directors set by the charter or these by-laws, but the action may not affect the tenure of office of any director, and the Board of Directors may not increase the number of directors to more than fifteen, nor decrease it to less than three.

     Section 3. QUALIFICATIONS OF DIRECTORS

          A director need not be a stockholder in the Corporation.

     Section 4. ELECTION AND TENURE OF DIRECTORS

     (a) ELECTION OF DIRECTORS; TENURE. The directors shall be divided into three classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the annual meeting of stockholders to be held in


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1985; the term of office of directors of the second class shall expire at the annual meeting of stockholders to be held in 1986; and the term of office of directors of the third class shall expire at the annual meeting of stockholders to be held in 1987. At each annual meeting of stockholders, commencing at the annual meeting to be held in 1985, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. In all cases, the term of office of directors shall continue until their respective successors are elected and qualify. In the event of any increase in the number of directors, the additional directors shall be classified so that all classes of directors have as nearly equal numbers of directors as may be possible. In the event of any decrease in the number of directors, all classes of directors shall be decreased equally as nearly as may be possible.

     (b) MANNER OF VOTING; REQUIRED VOTES. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Except as otherwise provided in the charter or these by-laws of the Corporation, no director shall be elected unless he receives the affirmative vote of not less than an absolute majority of all the votes of the holders of capital stock entitled to vote for the election of such director.

     Section 5. DIRECTORS HOLDING OVER

     In case of failure to elect directors at the designated time, the directors holding over shall continue to manage the business and affairs of the Corporation until their successors are elected and qualify.

     Section 6. REMOVAL OF DIRECTOR

     The stockholders may remove any director, with or without cause, in the manner and with the vote required by the charter of the Corporation.




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     Section 7. VACANCY ON BOARD

     The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director in the manner and with the vote required by this Section 7. The affirmative vote of not less than an absolute majority of all the votes of the holders of capital stock entitled to be cast for the election of such director shall be necessary to elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director who has been removed with cause. The affirmative vote of not less than two-thirds of all the votes of the holders of capital stock entitled to vote for the election of such director shall be necessary to elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director who has been removed from office without cause. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors. A majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy which results from the removal of a director shall serve for the balance of the term of the removed director.

     Section 8. ACTION BY DIRECTORS

     (a) MAJORITY RULE. Unless the laws of the State of Maryland, the charter of the Corporation or these by-laws require a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

     (b) QUORUM. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.



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     (c)  INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee of the Board may be taken without a meeting, if a unanimous written consent which sets forth the action is: (1) Signed by each member of the Board or committee; and (2) Filed with the minutes of proceedings of the Board or committee.

     Section 9. MEETINGS OF DIRECTORS

     (a) PLACE OF MEETING. A regular or special meeting of the Board of Directors may be held at any place in or out of the State of Maryland.

     (b) NOTICE OF MEETING. Notice of each meeting of the Board of Directors shall be given: (1) By written notice mailed to each director at least three days before the meeting; (2) By telegram dispatched to each director at least one day before the meeting; or (3) By direct telephone communication with each director at least one day before the meeting. Any form of such notice need not state the business to be transacted at or the purpose of any regular or special meeting of the Board of Directors.

     (c) WAIVER OF NOTICE. Whenever notice of the time, place, or purpose of a meeting of the Board of Directors or a committee of the Board is required, each person who is entitled to the notice waives notice if he: (1) Before or after the meeting signs a waiver of the notice which is filed with the records of the meeting; or (2) Is present at the meeting.

     (d) TELEPHONE MEETINGS. Members of the Board of Directors or a committee of the Board may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.




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     Section 10. EXECUTIVE AND OTHER COMMITTEES

     (a) BOARD MAY APPOINT. The Board of Directors may: (1) Appoint from among its members an executive committee and other committees composed of two or more directors; and (2) Delegate to these committees any of the powers of the Board of Directors except the power to: (i) declare dividends or distributions on stock; (ii) issue stock other than as provided in subsection (b) of this section; (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend these by-laws; or (v) approve any merger or share exchange which does not require stockholder approval.

     (b) If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under ss.ss.2-203 and 2-208 of Title 2 of the Maryland General Corporation Law.

     (c) APPOINTMENT OF SUBSTITUTE MEMBER. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

     Section 11. OFFICERS

     (a)  The Corporation shall have the following officers: (1) A president;
(2) A secretary; and (3) A treasurer.

     (b) In addition to the required officers, the Corporation may have a chairman of the Board of Directors; one or more vice chairmen of the Board of Directors; one or more vice presidents, with such additional designations before or following such title as to seniority and/or functional responsibilities as the Board shall determine; a vice president-



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finance; one or more assistant secretaries and assistant treasurers; and such additional officers, with such titles, all as the Board of Directors shall determine.

     Section 12. ELECTION, TENURE, AND REMOVAL OF OFFICERS

     (a)  ELECTION. The Board of Directors shall elect all officers.

     (b) TENURE. Each officer shall serve for one year and until his successor is elected and qualifies.

     (c) REMOVAL. (1) If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, it may remove any officer or agent of the Corporation. (2) The removal of an officer or agent shall not prejudice any of his contract rights.

     (d) BOARD MAY FILL VACANCY. The Board of Directors may fill a vacancy which occurs in any office.

     Section 13. POWERS AND DUTIES OF OFFICERS AND AGENTS

     (a) IN GENERAL. An officer or agent of the Corporation shall have the authority and shall perform the duties in the management of the assets and affairs of the Corporation as are: (1) Incident to such office or provided in these by-laws; and (2) Determined from time to time by resolution by the Board of Directors not inconsistent with these by-laws.

     (b) DUTIES OF THE CHAIRMAN OF THE BOARD. If there is a chairman of the Board of Directors, he shall be the chief executive officer of the Corporation, and he shall make his counsel available to the other officers of the Corporation, and shall have such other duties and powers as may from time to time be conferred on him by the directors. He shall preside at all meetings of the directors at which he is present, and at all meetings of the stockholders, unless he shall delegate the authority to do so to the president. He may sign and execute all authorized bonds, contracts, or other obligations in the name of



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the Corporation, and with the secretary or assistant secretary, may sign all certificates for shares of the capital stock of the Corporation.1

     (c) DUTIES OF THE VICE CHAIRMAN. If there is a vice chairman of the Board of Directors, he shall have such duties and powers as are conferred on him by the Board of Directors.

     (d) DUTIES OF THE PRESIDENT. In the absence of the chairman of the Board, if there be one, the president shall preside at all meetings of the directors at which he is present and at the direction of the chairman of the Board of Directors or in his absence, at any meeting of the stockholders. The president may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation and, with the secretary or an assistant secretary, may sign all certificates for shares of the capital stock of the Corporation. He shall have such other duties and powers as may from time to time be assigned to him by the Board of Directors.(1)

     (e) DUTIES OF THE VICE PRESIDENTS. The Board of Directors may designate vice presidents as executive vice presidents, senior vice presidents or vice presidents with or without additional designations before such title, and with such additional designations following such title as to seniority and/or functional responsibilities, and may assign to them such powers and duties, as the Board may deem appropriate. In the absence of the chairman of the Board, if there be one, and of the president, the Board of Directors may designate one of the vice presidents to perform their duties while such absence continues.

     (f) DUTIES OF THE SECRETARY. The secretary shall (1) Keep the minutes of all meetings of the stockholders and of the Board of Directors and of any committees of the Board; (2) Attend to the giving of all notices of the Corporation which may be required;



----------
(1) Amended at a meeting of the Board of Directors held June 5, 1990.

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(3) Affix the seal of the Corporation to all contracts and other documents executed by the proper corporate officer or officers as may be necessary or desirable; (4) Subject to such provision as may be made by the Board of Directors for the appointment of a transfer agent and registrar, have charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may from time to time direct; and (5) In General, perform all the duties incident to the office of secretary of a corporation. The secretary or an assistant secretary shall countersign all certificates of the stock of the Corporation.

     (g) DUTIES OF THE ASSISTANT SECRETARIES. The assistant secretary or assistant secretaries shall assist the secretary in the performance of his duties and shall perform such other incidental work of a like character as may be assigned to him or to them by the Board of Directors. Any assistant secretary may countersign all certificates of stock of the Corporation.

     (h) DUTIES OF THE TREASURER. The treasurer shall have general charge and supervision of the finances, investments, securities, accounts receivable and accounts payable, and contracts of the Corporation. He shall have custody of all the funds and securities of the Corporation which may come into his possession. He shall perform all acts incident to the position of treasurer of a corporation, subject to the control of the Board of Directors.

     (i) DUTIES OF THE ASSISTANT TREASURERS. The assistant treasurer or assistant treasurers shall assist the treasurer in the performance of his duties and shall perform such other incidental work of a like character as may be assigned to him by the Board of Directors.

     (j) DUTIES OF THE VICE PRESIDENT-FINANCE. The vice president-Finance, if there be one, shall be the chief financial officer of the Corporation and shall keep the Board of Directors fully informed of the Corporation's financial condition.



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     Section 14. HOLDING MORE THAN ONE OFFICE

     (a) PERMITTED. A person may hold more than one office in the Corporation but may not serve concurrently as both president and vice president of the Corporation.

     (b) EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.


                                   ARTICLE III

                                  STOCKHOLDERS

     Section 1. ANNUAL MEETING

     (a) MEETING REQUIRED. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers.

     (b) TIME OF MEETING. The meeting shall be held on a date within the thirty-one day period beginning with the first day of June and ending with the first day of July in each year, set by the Board of Directors.(2)

     (c) BUSINESS WHICH MAY BE CONSIDERED. Except as the laws of the State of Maryland provide otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.

     (d) FAILURE TO HOLD MEETING. The failure to hold an annual meeting shall not invalidate the Corporation's existence or affect any otherwise valid corporate act.

     Section 2. SPECIAL MEETING

     (a) CALLED BY PRESIDENT, BOARD, OR CERTAIN OTHER OFFICERS. A special meeting of the stockholders of the Corporation may be called by: (1) The president; (2) The Board



----------
(2) Amended at a meeting of the Board of Directors held March 23, 1998



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of Directors; or (3) The chairman of the Board, any executive vice president or any senior vice president.

     (b) CALLED BY STOCKHOLDERS. (1) Except as provided in subsection (c) of this section, the secretary of the Corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. (2) A request for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. (3) The secretary shall: (i) inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting; and (ii) on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting.

     (c) WHEN MEETING NEED NOT BE CALLED. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

     Section 3. PLACE OF MEETING

     Meetings of stockholders shall be held at such place in the City of Boston, Massachusetts or the Town of Lexington, Massachusetts or at any other place in the United States, as is set by the Board of Directors.

     Section 4. NOTICE OF MEETING; WAIVER OF NOTICE

     (a) SECRETARY TO GIVE NOTICE. Not less than ten nor more than 90 days before each stockholders' meeting, the secretary of the Corporation shall give written notice of the meeting to: (1) Each stockholder entitled to vote at the meeting; and (2) Each other stockholder entitled to notice of the meeting.



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     (b)  CONTENTS OF NOTICE. The notice shall state: (1) The time and place of the meeting; and (2) The purpose of the meeting, if: (i) the meeting is a special meeting; or (ii) notice of the purpose is required by any other provision of the laws of the State of Maryland.

     (c) DELIVERY OF NOTICE. For purposes of this section, notice is given to a stockholder when it is: (1) Personally delivered to him; (2) Left at his residence or usual place of business; or (3) Mailed to him at his address as it appears on the records of the Corporation.

     (d) WAIVER OF NOTICE. Whenever notice of the time, place, or purpose of a meeting of the stockholders is required, each person who is entitled to the notice waives notice if he: (1) Before or after the meeting signs a waiver of the notice which is filed with the records of stockholders meetings; or (2) Is present at the meeting in person or by proxy.

     Section 5. QUORUM; VOTING

     Unless the laws of the State of Maryland or the charter of the Corporation provides otherwise, at a meeting of stockholders: (1) The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; and (2) A majority of all the votes cast at a meeting at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting.

     Section 6. GENERAL RIGHT TO VOTE; PROXIES

     (a) EACH SHARE ENTITLED TO ONE VOTE. Unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. However, a share shall not be entitled to vote if any installment payment on it is overdue and unpaid.




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     (b)  MANNER OF VOTING; PROXIES. (1) A stockholder may vote the stock he owns of record either: (i) in person; or (ii) by written proxy signed by the stockholder, or by his duly authorized attorney in fact. (2) Unless a proxy provides otherwise, it shall not be valid more than 11 months after its date.
(3) Unless otherwise agreed in writing, the holder of record of stock which actually belongs to another shall issue a proxy to vote the stock to the actual owner on his demand.

     Section 7. VOTING BY CERTAIN HOLDERS OF STOCK

     (a) STOCK HELD BY FIDUCIARY. (1) A fiduciary may vote, either in person or by proxy, stock registered in his name as fiduciary. (2) A fiduciary may vote, either in person or by proxy, stock registered in the name of another person on proof of the fact that legal title to the stock has devolved on him in a fiduciary capacity and that he is qualified to act in that capacity.

     (b) STOCK HELD BY PLEDGEE. A stockholder of record who pledges his shares may vote them, but, as between the pledgor and pledgee, this subsection shall not affect the validity of any agreement between them as to the giving of proxies or the exercise of voting rights.

     (c) JOINTLY HELD STOCK. (1) If stock is registered in the names of two or more persons, whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same stock, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument on order which so provides, their acts with respect to voting have the effects provided in this subsection. (2) If only one votes, his vote binds all, and if more than one vote, the vote of the majority binds all. (3) If more than one vote and the vote is evenly split on any particular matter: (i) each faction may vote the stock in question proportionally; or (ii) any person voting the stock or any beneficiary may apply to a court




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
of competent jurisdiction to appoint an additional person to act with the persons voting the stock and the stock shall then be voted as determined by a majority of those persons and the person appointed by the court. (4) If the instrument or order given to the secretary of the Corporation shows that the interests are unequal, a majority or even split for the purpose of this subsection is a majority or even split in interest.

     Section 8. VOTING OF STOCK HELD BY CORPORATION

     (a) WHO MAY VOTE. Stock registered in the name of a corporation, if entitled to be voted, may be voted by the president, a vice president, the vice president-finance, if there be one, the treasurer, or a proxy appointed by any of them, unless another person appointed to vote the stock under a by-law or a resolution of the Board of Directors presents a certified copy of the by-law or resolution, in which case he may vote the stock. Such officer shall have full power and authority to execute proxies, waivers of notice or consents of stockholders in lieu of a meeting on behalf of the Corporation, and as its representative to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock and at any such meeting shall possess and exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised in person.

     (b) WHEN STOCK MAY NOT BE VOTED. (1) Shares of the Corporation's own stock owned directly or indirectly by it may not be voted at any meeting and may not be counted in determining the total number of outstanding shares entitled to be voted at any given time unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time. (2) Shares of its own stock are considered owned directly by the Corporation if owned by another corporation in which the Corporation owns shares entitled to cast a majority of all the votes entitled to be cast of all shares outstanding and entitled to vote.




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     Section 9. RECORD DATE AND CLOSING OF TRANSFER BOOKS

     (a) DIRECTORS MAY SET. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to: (1) Notice of a meeting; (2) Vote at a meeting; (3) Receive a dividend; or (4) Be allotted other rights.

     (b) LIMITATIONS. As set by the Board of Directors: (1) The record date may not be prior to the close of business on the day the record date is fixed. Except as otherwise provided in this section, the record date shall be not more than 90 days before the date on which the action requiring the determination will be taken; (2) The transfer books may not be closed for a period longer than 20 days; and (3) In the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

     (c) EFFECT OF FAILURE TO SET DATES. If a record date is not set and the stock transfer books are not closed: (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of: (i) the close of business on the day on which notice of the meeting is mailed; or (ii) the thirtieth day before the meeting; and (2) The record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted. But the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted.

     (d) ADJOURNMENT. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original date.




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     Section 10. VOTING RIGHTS OF CERTAIN CONTROL SHARES

So long as this Section 10 shall not have been modified or repealed, Subtitle 7 of Title 3 of the General Corporation Law of Maryland shall not apply to the voting rights of share of stock of the Corporation and all acquisitions of shares of stock of the Corporation by existing or future shareholders are exempt from such Subtitle 7.(3)

     Section 11. NOMINATIONS AND STOCKHOLDER BUSINESS

     (a) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(a).

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the




----------
(3) Added at a meeting of the Board of Directors held April 30, 1990 date of such meeting is first made. Such stockholder's notice shall set forth
(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

        (3)     Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation" notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 11(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 and, if any proposed nominations or business is not in compliance with this
Section 11, to declare that such defective nomination or proposal be disregarded.

          (2) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.(4)


                                   ARTICLE IV

                                      STOCK

     Section 1. STOCK LEDGER

     (a) CONTENTS. The Corporation shall maintain a stock ledger which contains: (1) The name and address of each stockholder; and (2) The number of shares of stock of each class which the stockholder holds.

     (b) FORM. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.




----------
(4) Added at a meeting of the Board of Directors held February 25, 1991

     (c) LOCATION OF LEDGER. The original or a duplicate of the stock ledger shall be kept at the office of the Corporation's transfer agent and registrar of its stock in the Commonwealth of Massachusetts.

     Section 2. ISSUANCE OF STOCK CERTIFICATE

     (a)  STOCKHOLDER ENTITLED TO CERTIFICATE. Except as provided in subsection
(b) of this section, each stockholder shall be entitled to stock certificates which represent and certify the shares of stock he holds in the Corporation.

     (b) WHEN CERTIFICATE MAY NOT BE ISSUED. No stock certificate shall be issued until the stock represented by it is fully paid, except in the case of stock purchased under a plan, agreement, or transaction as provided by Section 2-207 of Title 2 of the Maryland General Corporation Law.

     Section 3. CONTENTS OF STOCK CERTIFICATE

     (a) REPRESENTATION OF STOCK HELD. Each stock certificate shall include on its face: (1) The name of the Corporation; (2) The name of the stockholder or other person to whom it is issued; and (3) The class of stock and number of shares it represents.

     (b) PREFERENCES, LIMITATIONS, AND RIGHTS. If the Corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of: (1) The designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue; and 92) If the Corporation is authorized to issue any preferred or special class in series: (I) the differences in the relative rights and preferences between the shares of each series to the extent they have been set; and (II) the authority of the Board of Directors to set the relative rights and preferences of subsequent series.

     (c) ALTERNATIVE STATEMENT. Instead of a full statement or summary of the information required by subsection (b) of this section the certificate may state that the

Corporation will furnish a full statement of the required information to any stockholder on request and without charge.

     Section 4. SIGNATURE AND SEAL ON CERTIFICATES OF STOCK

     Each stock certificate shall be signed by the president, a vice-president, or the chairman of the board and countersigned by the secretary, the assistant secretary, the treasurer, or an assistant treasurer. Each certificate which represents any stock: (1) May be sealed with the actual seal or facsimile of it or in any other form; and (2) The signatures may be either manual or facsimile signatures. A certificate described in this section shall be valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

     Section 5. LOST STOCK CERTIFICATE

     The Board of Directors may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed. In its discretion, the Board may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate.

     Section 6. ISSUANCE OF STOCK AND CONVERTIBLE SECURITIES

     Before the issuance of stock or convertible securities, the Board of Directors shall adopt a resolution which: (1) Authorizes the issuance; (2) Sets the minimum price or value of consideration for the stock or convertible securities or a formula for its determination; and (3) Fairly describes any consideration other than money and states: (I) its actual value as determined by the Board of Directors; or (II) that the Board of Directors has determined that the actual value is or will be not less than a certain sum.

     Section 7. PREEMPTIVE RIGHTS

     No stockholder shall have any preemptive rights.

                                    ARTICLE V

                                    DIVIDENDS

     If declared by its Board of Directors and unless contrary to a restriction contained in its charter, the Corporation may pay dividends on its shares in cash, property, or its own stock, subject to the provisions of Section 2-309 of Title 2 of the Maryland General Corporation Law.


                                   ARTICLE VI

                                BOOKS AND RECORDS

     (a) RECORDS OF ACCOUNTS AND MINUTES TO BE CORRECT AND COMPLETE. The Corporation shall keep correct and complete: (1) Books and records of its accounts and transactions; and (2) Minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.

     (b) FORM OF RECORDS AND MINUTES. (1) The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. (2) Minutes shall be recorded in written form but may be maintained in the form of a reproduction.

     (c) CAPITAL ACCOUNT; REQUIRED RECORDS. The Corporation shall keep its books in a manner which shows: (1) The amount and nature of the money or other consideration it receives for the stock which it issues, including: (I) the number of shares of stock of each class issued for the consideration; and (II) the stated capital attributable to the issued shares of stock of each class; and
(2) The amount and nature of the money or other consideration it receives for the convertible securities which it issues.

     (d) ANNUAL STATEMENT OF AFFAIRS. The president or treasurer of the Corporation shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office in the State of Maryland.

                                   ARTICLE VII

                                 INDEMNIFICATION

     To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify, and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     Neither the amendment nor repeal of this section, nor the adoption or amendment of any other provision of the by-laws or charter of the Corporation inconsistent with this section, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.(5)


                                  ARTICLE VIII

                                     GENDER

     References to the masculine in these by-laws shall include the feminine where appropriate.


                                   ARTICLE IX

                              AMENDMENTS TO BY-LAWS

     The power to adopt, alter, and repeal these by-laws shall be vested in the Board of Directors. Such power shall be exercised only by a majority of the entire Board of Directors then in office.

     As adopted by the Board of Directors on November 30, 1988, and amended April 30, 1990, June 5, 1990, February 25, 1991, and with respect to Article VII, effective on June 4, 1991, and March 23, 1998.




                                            /s/ Allan R. Campbell
                                            ----------------------------
                                            Allan R. Campbell, Secretary















----------
(5) Added at a meeting of the Board of Directors held February 25, 1991, effective June 4, 1991